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                                                                EXHIBIT 8.2


                                             May   , 1996


Ford Credit Auto Receivables Two L.P.
The American Road
Dearborn, Michigan 48121

              Re:  Ford Credit Auto Receivables Two L.P.
                   Registration Statement on Form S-3 No. 333-1245
                   -----------------------------------------------


Ladies and Gentlemen:

     The undersigned, J. D. Bringard, Vice President--General Counsel of Ford Motor Credit Company ("Ford Credit") has acted as counsel to Ford Credit Auto Receivables Two L.P., as Seller (the "Seller") in connection with Registration Statement on Form S-3 No. 333-1245, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, respecting the issuance by various trusts (each, a "Trust") to be formed pursuant to either an Owner Trust Agreement ("Owner Trust Agreement") to be entered into among the Seller and the Owner Trustee designated therein or a Pooling and Servicing Agreement ("Pooling and Servicing Agreement") to be entered into among the Seller, Ford Credit, and the Trustee designated therein (the "Trustee") of Asset Backed Securities consisting of either Notes and/or Certificates. Any Asset Backed Securities consisting of Notes are to be issued pursuant to a Trust Indenture to be entered into between the Trust and the Indenture Trustee designated therein and any Asset Backed Securities consisting of Certificates are to be issued pursuant to either the Owner Trust Agreement or the Pooling and Servicing Agreement.

     I am admitted to the State Bar of Michigan and I express no opinion as to the laws of any other jurisdiction except the laws of the United States of America

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Ford Credit Auto Receivables Two L.P.
May  , 1996
Page 2



and the State of Michigan to the extent specifically referred to herein.

     I hereby confirm that the statements set forth in the Prospectus and the Prospectus Supplement forming a part of the Registration Statement under the caption "Summary--Tax Status" as they relate to Michigan state tax matters and in the Prospectus Supplement under the caption "Certain State Tax Consequences" accurately describe the material Michigan state tax consequences to holders of the Certificates and/or the Notes.

     I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Opinions" in the Prospectus and Prospectus Supplement included in the Registration Statement.



                                     Very truly yours,